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                JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

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
Overnight Mailing Address:      Annuity Service Office:              Home Office
 [380 Stuart St., 3rd Floor        [P.O. Box 9505               [100 Summit Lake Drive,
     Boston, MA 02116]        Portsmouth, NH 03802-9505]              2nd Floor
                                    [1-800-344-1029]             Valhalla, NY 10595]
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                             MASTER APPLICATION FOR
               GROUP IRA SINGLE PAYMENT DEFERRED VARIABLE ANNUITY

1. GROUP HOLDER
                    ---------------------------------------------

2. ADDRESS
                    --------------------------------------(street)

                    ---------------------------------------(city)

                    -------------------(state)--------------(zip)

3. TAX ID NUMBER
                    ---------------------------------------------

4. TRUSTEE(S) (IF APPLICABLE)
                              -----------------------------------

5. SIGNATURES:

        Authorized
Signature of Group
          Holder:
                  ----------------------------------------------

      Print Name:
                  ----------------------------------------------

            Date:
                   --------------------------------------------

        Signed at:
                   ---------------------------------------------

GRP.APP.VA.10-NY